EXHIBIT 10.15

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

AMENDMENT TO “LICENSE AGREEMENT

MICHIGAN FILE 1509 TECHNOLOGY”

BETWEEN

THE REGENTS OF THE UNIVERSITY OF MICHIGAN

AND INTRALASE CORP.

This Amendment to “License Agreement Michigan File 1509 Technology” (hereinafter “1509 License Agreement”) is made and entered into as of this 23rd day of January 2003 (“Effective Date”), by and between the Regents of the University of Michigan, a constitutional corporation of the State of Michigan (“Michigan”), and IntraLase Corp., a Delaware corporation (“Licensee”).

WHEREAS, Michigan and Licensee entered into a “License Agreement Michigan File 939 Technology” (hereinafter “939 License Agreement”) effective as of December 16, 1997, pursuant to which Michigan agreed to license to Licensee certain patents, patent applications, and technology as described in Michigan’s Office of Technology Transfer File No. 939 relating to the use of lasers for human health and human cosmetic applications;

WHEREAS, Michigan and Licensee entered into the 1509 License Agreement effective as of August 10, 1998, pursuant to which Michigan agreed to include in the 939 License Agreement a license to certain patents, patent applications, and technology as described in Michigan’s Office of Technology Transfer File No. 1509 relating to the use of lasers for any and all uses;

WHEREAS, Michigan and Licensee desire to modify certain provisions of the 939 License Agreement and the 1509 License Agreement as provided herein;

NOW THEREFORE, for the consideration set forth below and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by both parties, Michigan and Licensee hereby agree as follows:

1. Paragraph 2.12 of the 939 License Agreement and Article 2 of the 1509 License Agreement shall be amended to exclude U.S. patent application *** from the definition of TECHNOLOGY, except to the extent that any disclosed subject matter is otherwise included within the definition of TECHNOLOGY.

2. Paragraph 2.3 of the 939 License Agreement shall be amended to exclude U.S. patent application *** from the definition of Licensed Patents. Licensee shall have no obligation to reimburse Michigan’s patent expenses with respect to U.S. patent application *** incurred after the Effective Date of this Amendment.

3. This Amendment shall not affect the rights granted to Licensee under U.S. Patent No. 6,146,375.

4. All other provisions of the 939 License Agreement and the 1509 License Agreement shall remain in full force and effect.

5. In the event a conflict arises with respect to the interpretation of this Amendment, the provisions of the 939 License Agreement and 1509 License Agreement shall control.

***	Material has been omitted pursuant to a request for confidential treatment.

6. This Amendment, the 939 License Agreement, and the 1509 License Agreement contain the entire understanding of the parties with respect to the subject matter contained herein.

7. This Amendment shall not be altered, modified, or amended except in a writing, said writing being executed by authorized officials of both parties hereto.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in duplicate originals by its duly authorized representative.

THE REGENTS OF THE UNIVERSITY OF MICHIGAN		INTRALASE, CORP.

By:	/s/ KENNETH J. NISBET	By:	/s/ RANDY ALEXANDER
	Kenneth J. Nisbet Executive Director UM Technology Transfer	Name: Title:	Randy Alexander President

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